Exhibit 16.1

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC 20549

Re:	Flow International Corporation
File No. 0-12448

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Flow International Corporation dated November 27, 2006 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ BDO Seidman, LLP